As filed with the Securities and Exchange Commission on March 6, 2002

Registration No. 333-_____

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

ELANTEC SEMICONDUCTOR, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State of Incorporation)	77-0408929 (I.R.S. Employer Identification No.)

675 Trade Zone Blvd.
Milpitas, California 95035
(Address of Principal Executive Offices)

2001 Equity Incentive Plan
(Full Title of the Plans)

Brian McDonald
Vice President, Finance and Administration
and Chief Financial Officer
Elantec Semiconductor, Inc.
675 Trade Zone Blvd.
Milpitas, California 95035
(408) 945-1323
(Name, Address and Telephone Number of Agent for Service)

Copy to:

Robert A. Freedman, Esq.
Fenwick &West LLP
Two Palo Alto Square
Palo Alto, California 94306

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value	1,000,000(1)	$36.00(2)	$36,000,000(2)	$8,604.00(3)

(1)	Additional shares reserved for issuance upon exercise of stock options under Registrant’s 2001 Equity Incentive Plan pursuant to an amendment of such plans made effective February 15, 2002.

(2)	Estimated as of March 6, 2002 in accordance with paragraphs (c) and (h) of Rule 457 under the Securities Act, solely for the purpose of calculating the registration fee.

(3)	Fee calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended. This amount equals $239 per $1,000,000 pro-rated of the proposed maximum aggregate offering price.

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E

     This Registration Statement on Form S-8 registers an additional 1,000,000 shares of common stock for issuance upon exercise of stock options granted under the Registrant’s 2001 Equity Incentive Plan, as amended, pursuant to the terms of such plan. This registration statement on Form S-8 hereby incorporates by reference the contents of the Registrant’s registration statement on Form S-8 (Registration No. 333-56206) filed with the Securities and Exchange Commission on February 26, 2001.

PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2001 filed on December 26, 2001 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which contains audited financial statements for the Registrant’s fiscal year ended September 30, 2001.

(b)	The Registrant’s quarterly report on Form 10-Q for the quarter ended December 31, 2001, filed on February 13, 2002 pursuant to Section 13(a) of the Exchange Act.

(c)	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed on August 29, 1995 with the Commission under Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

4.01	Registrant’s 2001 Equity Incentive Plan, as amended through February 15, 2002.

5.01	Opinion of Fenwick & West LLP.

23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01).

23.02	Consent of Deloitte & Touche LLP, Independent Auditors.

24.01	Power of Attorney (see page 3).

SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on the 6th day of March, 2002.

ELANTEC SEMICONDUCTOR, INC.

By: /s/ Richard M. Beyer Richard M. Beyer President and Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Brian McDonald his true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or it might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Principal Executive Officer, and Director:

/s/ Richard M. Beyer Richard M. Beyer	President, Chief Executive Officer and Director	March 6, 2002

Principal Financial Officer:

/s/ Brian McDonald Brian McDonald	Vice President, Finance and Administration, Chief Financial Officer and Secretary	March 6, 2002

Additional Directors:

/s/ James V. Diller James V. Diller	Chairman of the Board	March 6, 2002

/s/ Chuck K. Chan Chuck K. Chan	Director	March 6, 2002

/s/ Alan V. King Alan V. King	Director	March 6, 2002

/s/ Umesh Padval Umesh Padval	Director	March 6, 2002

EXHIBIT INDEX

4.01	Registrant’s 2001 Equity Incentive Plan, as amended through February 15, 2002.

5.01	Opinion of Fenwick & West LLP.

23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01).

23.02	Consent of Deloitte & Touche LLP, Independent Auditors.

24.01	Power of Attorney (see page 3).